As filed with the Securities and Exchange Commission on September 29, 2003

Registration No. 333-

United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

HUGHES SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Florida	59-0559446
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Corporate Office, One Hughes Way, Orlando, Florida	32805
(Address of Principal Executive Offices)	(Zip Code)

Hughes Supply, Inc. 1997 Executive Stock Plan

(Full title of the plan)

David Bearman

Executive Vice President and

Chief Financial Officer

Hughes Supply, Inc.

Corporate Office

One Hughes Way

Orlando, Florida 32805

(Name and address of agent for service)

(407) 841-4755

(Telephone number, including area code, of agent for service)

Copies of Communications To:

John Z. Paré Senior Vice President and General Counsel Hughes Supply, Inc. Corporate Office One Hughes Way Orlando, Florida 32805 (407) 841-4755	Tom McAleavey Holland & Knight LLP P.O. Box 1526 200 South Orange Avenue, Suite 2600 Orlando, Florida 32801 (407) 425-8500

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, par value $1.00 per share	1,000,000	$34.40	$34,400,000	$2,783

Rights to Purchase Series A Junior Participating Preferred Stock, no par value per share (3)	1,000,000	N/A	N/A	N/A

(1)	Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the employee benefit plan described herein as the result of any future stock split, stock dividend or similar adjustment of outstanding Common Stock.

(2)	Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457 (h)(1) under the Securities Act based on the average high and low sales price of the Registrant’s Common Stock on September 25, 2003, as reported by the New York Stock Exchange.
(3)	The rights (the “Rights”) to purchase the Series A Junior Participating Preferred Stock will be attached to and traded with shares of the Registrant’s Common Stock. Value attributable to such Rights, if any, will be reflected in the market price of the shares of the Registrant’s Common Stock.

EXPLANATORY NOTE

This Registration Statement has been filed pursuant to General Instruction E to Form S-8 to register 1,000,000 additional securities to be offered pursuant to the Hughes Supply, Inc. 1997 Executive Stock Plan. Registration statements on Form S-8 were filed (a) on June 30, 2000 (Registration No. 333-40664) to register 1,750,000 shares of Common Stock offered pursuant to the Hughes Supply, Inc. 1997 Executive Stock Plan and (b) on September 24, 2002 (Registration No. 333-100055) to register 500,000 shares of Common Stock offered pursuant to the Hughes Supply, Inc. 1997 Executive Stock Plan. Those registration statements are currently effective and their contents are incorporated herein by reference.

3

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

4.1	Restated Articles of Incorporation of Hughes Supply, Inc., as amended (incorporated by reference to Exhibit 3.1 to Form 10-Q for the quarter ended April 30, 1997 as filed with the Commission).

4.2	Form of Articles of Amendment to Restated Articles of Incorporation of Hughes Supply, Inc. (incorporated by reference to Exhibit 99.2 to Form 8-A dated May 22, 1998 as filed with the Commission).

4.3	Amended and Restated By-laws of Hughes Supply, Inc. (incorporated by reference to Exhibit 3.2 to Form 10-Q for the quarter ended May 2, 2003 as filed with the Commission).

4.4	Form of certificate representing shares of Hughes Supply, Inc.’s common stock, $1.00 par value (incorporated by reference to Exhibit 4.1 to Form 10-Q for the quarter ended July 31, 1997 as filed with the Commission).

4.5	Rights Agreement dated as of May 20, 1998 between Hughes Supply, Inc. and American Stock Transfer & Trust Registrant (incorporated by reference to Exhibit 99.2 to Form 8-A dated May 22, 1998 as filed with the Commission).

5.1	Opinion of John Z. Paré, Esq.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of John Z. Paré, Esq. appears in his opinion filed as Exhibit 5.1

24.0	Power of Attorney (included in the signature page in Part II of the Registration Statement)

99.1	Hughes Supply, Inc. 1997 Executive Stock Plan (as amended) (incorporated by reference to Exhibit 10.7 to Form 10-Q for the quarter ended May 2, 2003 as filed with the Commission).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on September 29, 2003.

HUGHES SUPPLY, INC.

By:	/s/ Thomas I. Morgan
Thomas I. Morgan
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas I. Morgan and David Bearman, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Thomas I. Morgan Thomas I. Morgan	President and Chief Executive Officer (Principal Executive Officer) and Director	September 29, 2003

/s/ David Bearman David Bearman	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 29, 2003

/s/ David H. Hughes David H. Hughes	Chairman and Director	September 29, 2003

/s/ John D. Baker II John D. Baker II	Director	September 29, 2003

/s/ Robert N. Blackford Robert N. Blackford	Director	September 29, 2003

/s/ H. Corbin Day H. Corbin Day	Director	September 29, 2003

/s/ Vincent S. Hughes Vincent S. Hughes	Director	September 29, 2003

/s/ Dale E. Jones Dale E. Jones	Director	September 29, 2003

/s/ William P. Kennedy William P. Kennedy	Director	September 29, 2003

/s/ Amos R. McMullian Amos R. McMullian	Director	September 29, 2003

INDEX OF EXHIBITS

5.1	Opinion of John Z. Paré, Esq.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of John Z. Paré, Esq. appears in his opinion filed as Exhibit 5.1

24.0	Power of Attorney (included in the signature page in Part II of the Registration Statement)